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                                                                   Exhibit 10.14

                SALE OF ACCOUNTS FACTORING AND SECURITY AGREEMENT

        This factoring agreement ("Agreement" as defined below) is made and shall be deemed effective this 4th day of April, 2005 (the "Effective Date") made by and between Alternative Construction Company, Inc. ("Seller") whose form of business is a Florida Corporation, whose office for the conduct of business is located at 1900 South Harbor City Blvd., Suite 315, Melbourne, FL 32901 and The Hamilton Group (Delaware), Inc. ("Factor"), a Delaware corporation with offices at P.O. Box 352, North Syracuse, New York 13212, which entities are hereafter occasionally referred to as the Parties.

        Section 1.1     Definitions. For the purposes of this Agreement:

        "ACCOUNT(S)" means a right to payment of a monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) arising out of the use of a credit or charge card or information contained on or for use with the care, or (vi) as winnings in a lottery or other game of chance operated or sponsored by a state, governmental unit of a state, or person licensed or authorized to operate the game by a state or governmental unit of a state, including all of Seller's rights to returned goods and rights of stoppage in transit, replevin and reclamation as an unpaid vendor.

        "ACCOUNT DEBTOR" OR "CUSTOMER" means any Person who is obligated on an invoice or other Receivable.

        "ADVANCE" means amounts advanced by Factor to the Seller under this Agreement.

        "AGREEMENT" means this Agreement, including the Exhibits and any Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

        "APPLICATION" means each application made by Seller in connection with this Agreement.

        "AVOIDANCE CLAIM" means any claim that any payment received by Factor from or for the account of an Account Debtor is avoidable under the Bankruptcy Code or any other debtor relief statute.

        "COLLATERAL" means and includes all of the Sellers' right, title and interest in and to each of the following goods and personal property, wherever located, and whether now owned or hereafter acquired including: (a) Accounts (whether or not purchased),(b) Chattel Paper, (c) Instruments, including promissory notes, (d) Documents, (e) Deposit Accounts, (f) General Intangibles including payment intangibles, (g) Supporting Obligations, (h) Letter of Credit rights, (i) Electronic Chattel Paper, (j) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Accounts. Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, (k) all cash deposited with the Factor or any parent, affiliate or subsidiary thereof or which the Factor is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any Security Agreement, and (l) any and all cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form.

        "CREDIT APPROVAL(S) AND CREDIT APPROVED" means, with regard to a Purchase Account, that Factor has accepted the risk of nonpayment as specified under the terms and conditions of this Agreement and with regard to the specific Purchased Accounts for which written credit approval has been given. If a customer, after receiving and accepting the delivery of goods or services (subject to all warranties herein) for which Factor has given written Credit Approval, fails to pay a Purchased Account when due, and such

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nonpayment is due solely to financial inability to pay. Factor shall bear the loss associated with the percentage of advance made in accordance with paragraph 3(d), subject to the terms and provisions stated herein, If nonpayment is due to any reason besides financial inability to pay, however, Factor shall not be responsible. Specifically, Factor shall not be responsible for any nonpayment of a Credit Approved Purchased Account: (a) because of the assertion of any claim or dispute by a customer for any reason whatsoever, including, without limitation, dispute as to price, terms of sales, delivery, quantity, quality, or other, or the exercise of any counterclaim or offset (whether or not such claim, counterclaim or offset relates to the specific Purchased Account); (b) where nonpayment is a consequence of enemy attack, civil commotion, strikes, lockouts, the act or restraint of public authorities, acts of God or Force majeure; or (c) if any representation or warranty made by Seller to Factor in respect of such Purchased Account has been breached whether intentionally or unintentionally. The assertion of a dispute by a customer shall have the effect of negating any Credit Approval on the affected Purchased Account(s) and such Purchased Account(s) shall be at Full Recourse until paid or otherwise cleared from Factor's books.

        "DATE OF COLLECTION" means the date a check, draft or other item representing payment on an invoice is received by Factor.

        "DEFAULT" AND "EVENT OF DEFAULT" means any of the events specified in Paragraph 12 of this Agreement.

        "DEPOSIT ACCOUNTS" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

        "DISPUTE OR DISPUTED ACCOUNT" means any claim, whether or not provable, bona fide, or with or without support made by an Account Debtor as a basis for refusing to pay a Purchased Account, either in whole or in part, including, but not limited to, any contract dispute, charge back, credit, right to return goods, or other matter which diminishes or may diminish the dollar amount or timely collection of such Account.

        "FINANCIAL INABILITY TO PAY" means an Account Debtor's insolvency such that the value of its assets are exceeded by its fixed, liquidated and non-contingent liabilities.

        "FINANCING STATEMENT" means each Uniform Commercial Code financing statement executed and delivered by the Seller to the Factor, naming the Factor as secured party and the Seller as debtor, in connection with this Agreement.

        "FULL RECOURSE" means those Purchased Accounts where Factor has not issued Credit Approval and has not accepted or assumed the credit risk of a Purchase Account.

        "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

        "GENERAL INTANGIBLES" means all of Seller's then owned or existing and future acquired or arising general intangibles, choses-in-action and causes of action and all other intangible personal property of Seller of every kind and nature (other than Receivables), including, without limitation. Intellectual Property, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to Seller from any Benefit Plan, Multi Employer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which Seller is beneficiary and any letter of credit, guarantee, claims, security interest or other security held by or granted to Seller to secure payment by an Account Debtor of any of the Receivables.

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        "LIEN" means, as applied to the property of any Person, the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

        "MISDIRECTED PAYMENT FEE" means ten percent (10%) of the amount of any payment on account of a Purchased Account which has been received by Seller and not delivered in kind to Factor within two business days following the date of receipt by Seller or the sum of $1,000.00, whichever is greater, to compensate Factor for the additional administrative expenses that are likely to be incurred as a result of a breach.

        "NET INVOICE AMOUNT" means the invoice amount of the Purchased Account, less returns (whenever made), all selling discounts (at Factor's option, calculated on shortest terms), and credit or deductions of any kind allowed or granted to or taken by the customer at any time.

        "NEW FACTORING PROPOSAL" means any written commitment Seller may receive during the Term of this Agreement from a third party to provide financing or factoring to Seller, which commitment Seller intends to accept.

        "OBLIGATIONS" means all present and future obligations owing by Seller to Factor whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any Bankruptcy Case in which Seller is a Debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations.

        "PERSON" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

        "PURCHASED ACCOUNT(S)" means an Account which is deemed acceptable for purchase as determined by Factor in the exercise of its reasonable sole credit or business judgment and for which Factor has made payment of the sum specified in paragraph 2(a) below constituting Factor's acceptance of an Account.

        "PURCHASE PRICE" means the price that Factor pays Seller for each Purchased Account which price shall equal the Net Invoice Amount less Factor's factoring commission.

        "RESERVE" means a bookkeeping entry on the books of the Factor representing an unpaid portion of the Purchase Price, maintained by Factor to ensure Seller's performance with the provisions hereof.

        "REQUIRED RESERVE AMOUNT" means the Reserve Percentage multiplied by the unpaid balance of all Purchased Accounts.

        "RESERVE PERCENTAGE" means twenty percent (20%) of the face amount of the Purchased Accounts and as such percent may change in accordance herewith.

        "RESERVE SHORTFALL" means the amount by which the Reserve is less than the Required Reserve Amount.

        "SECURITY INTEREST" means the Liens of Factor on and in the Collateral affected hereby or pursuant to the terms hereof or thereof.

        "SCHEDULE OF ACCOUNTS" - a form supplied by Factor from time to time wherein Seller lists those Accounts it requests Factor purchase under the terms of this Agreement.

        "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

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        Section 1.2     Other Referential Provisions.

        (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

        (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

        (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

        (d) The words "hereof, "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

        (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, sub clauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or sub clause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

        (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

        (g) Except where specifically restricted, reference to a party to this Agreement includes that party and its successors and assigns.

        (h) The terms accounts, chattel paper, documents, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement shall have the meanings given those terms in the UCC.

        Section 1.3 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

        Section 2.      PURCHASE & SALE OF ACCOUNTS.

        Seller hereby offers to sell, assign, transfer, convey and deliver to Factor, as absolute owner, in accordance with the procedure detailed herein, all of Seller's right, title and interest in and to Seller's Accounts.

                (a) All Accounts shall be submitted to Factor on a Schedule of Accounts listing each Account separately. The Schedule of Accounts shall be in the form attached hereto as Schedule "1(a)," and shall be signed by a person acting or purporting to act on behalf of Seller. At the time the Schedule of Accounts is presented, Seller shall also deliver to Factor one copy of an invoice for each Account together with evidence of shipment, furnishing and/or delivery of the Goods or rendition of service(s). Seller shall have the option, unless such right is terminated by Factor, to submit Schedule of Accounts and related invoices by either facsimile transmission or electronically via internet transmissions. In the event factor permits Seller to utilize either practice, all risk of loss due to any errors, including transmission errors or otherwise, shall be born by Seller and Factor shall be held harmless for any errors or mistakes made in accepting or relying on such methods of transmission. Regardless of the Seller's election to use such optional transmission methods, Seller shall remain obligated to have delivered to Factor authentic original hard copies of all such Schedules of Accounts and related invoices within 3 days of either a facsimile or electronic transmission.

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                (b)     Any and all Purchased Accounts shall be purchased on
either a Credit Approved or with Full Recourse basis. In the absence of written Credit Approval, each Purchased Account shall be purchased at Full Recourse. No verbal Credit Approvals may be relied upon. Credit Approval(s) may be withdrawn, either orally or in writing, in Factor's discretion at any time if, in Factor's opinion, a Customer's credit standing becomes impaired before actual delivery of goods or rendering of services. Credit Approval(s) shall be limited to the specific terms and amounts indicated, and, notwithstanding any information subsequently provided to Seller by Factor, such Credit Approval(s) are automatically rescinded and withdrawn if the terms of sale vary from the terms approved by Factor, or if the terms of sale are changed by Seller without Factor's written Credit Approval on the new terms, or if the Purchased Account is not assigned to Factor within thirty (30) days from the date of issuance or are past due, (whichever shall so first occur}.

                (c) With regard to sales without Credit Approval or in excess of any Credit Approvals to any given Customer, Seller agrees that any payments or credits applying to any Account owing by such Customer will be applied; first, to any Credit-Approved Purchased Accounts outstanding on Factor's books; second, to any Full Recourse Purchased Accounts outstanding on Factor's books; and, third, to any Accounts outstanding on Seller's books. This order of payment applies regardless of the respective dates the sales occurred and regardless of any notations on payment items.

                (d) If Factor fails to collect a Purchased Account within 90 days of its due date, or 120 days from its creation (whichever shall sooner occur) for which Credit Approval has been given, and Factor fails to collect such Purchased Account solely to the customer's financial inability to pay, Seller shall not be liable to Factor for the Advance Amount of such Purchased Account. If Factor fails to collect a Purchased Account(s) within 90 days of its due date, or 120 days from its creation (whichever shall sooner occur) for any reason other than the customer's stated Financial Inability to Pay, Seller shall promptly repurchase such Purchased Account(s) from Factor for an amount equal to its applicable Purchase Price plus all fees due Factor up to and including the date of repurchase. Any Purchased Account for freight, samples, or miscellaneous sales (including, without limitation, the sale of goods and/or in quantities not regularly sold by Seller) is always assigned to Factor at Full Recourse, notwithstanding any written Credit Approval from Factor. At its option, Seller may repurchase any Purchased Account(s) from Factor by paying to Factor an amount equal to the Purchased Account's Purchase Price plus all applicable fees due Factor up to and including the date of repurchase.

                (e) Factor shall have no liability of any kind for declining or refusing to give, or for withdrawing, revoking, or modifying, any Credit Approval pursuant to the terms of this Agreement, or for exercising or failing to exercise any rights or remedies Factor may have under this Agreement or otherwise. In the event Factor declines to give Credit Approval on any order received by Seller from a Customer and in advising Seller of such decline Factor furnishes Seller with information as to the credit standing of the Customer, such information shall be deemed to have been requested of Factor by Seller and Factor's advice containing such information is recognized as a privileged communication. Seller agrees that such information shall not be given to Seller's Customer or to Seller's sales representative(s). If necessary, Seller shall merely advise its Customer(s) that credit has been declined on the account and that any questions should be directed to Factor. Each Full Recourse Account(s) assigned to and purchased by Factor is with full recourse to Seller and at Seller's sole credit risk. Factor shall have the right to charge back to Seller's Reserve the amount of such Full Recourse Receivables at any time and from time to time either before or after their maturity. Seller agrees to pay Factor upon demand the full amount thereof, together with all expenses incurred by Factor up to the date of such payment, including reasonable attorney's fees in attempting to collect or enforce such payment or payment of such Account(s)s, Factor's Credit Approval shall only begin after the first $5,000 of all Purchased Accounts relating to each Account Debtor. For purposes of determining Factor's Credit Approval hereunder, the Purchased Accounts) balance due Factor from any given customer shall be calculated as the aggregate amount owed by that Customer less any credits to which such Customer may be entitled, and is not to be construed to mean individual invoices owed by that customer.

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        3.      PURCHASE PRICE AND COMMISSIONS.

                (a) The Purchase Price that Factor shall pay to Seller for each Purchased Account shall equal the Net Invoice Amount thereof less Factor's factoring commission, as specified below. No discount, credit, allowance or deduction with respect to any Purchased Account, unless shown on the face of an invoice, shall be granted or approved by Seller to any Customer without Factor's prior written consent.

                (b) The Purchase Price (as computed above), less (i) any Required Reserve Amount or credit balance that Factor, in Factor's sole discretion, determines to hold, (ii) moneys remitted, paid, or otherwise advanced by Factor to Seller (including any amounts which Seller may be obligated to pay in the future), and (iii) any other charges provided for by this Agreement, shall be payable by Seller to Factor on the Date of Collection.

                (c) Factor shall be entitled to withhold a Required Reserve Amount, and may revise the Required Reserve or Reserve Percentage at any time and from time to time if Factor deems it necessary to do so in order to protect Factor's interests. In no event shall Seller permit a Reserve Shortfall to occur. Factor may charge against the Required Reserve any amount for which Seller may be obligated to Factor at any time, whether under the terms of this Agreement, or otherwise, including but not limited to the repayment of any over advance, any damages suffered by Factor as a result of Seller's breach of any provision of paragraph 6 hereof {whether intentional or unintentional), any adjustments due and any attorneys' fees, costs and disbursements due. Seller recognizes that the Required Reserve represents bookkeeping entries only and not cash funds. It is further agreed that with respect to the balance in the Required Reserve, Factor is authorised to withhold such payments and credits otherwise due to Seller under the terms of this Agreement for reasonably anticipated claims. In addition. Factor shall also have the right to revise, without giving prior notice to Seller, the amount of the Reserve Percentage as Factor may deem necessary from time to time to adequately satisfy reasonably anticipated obligations) Seller may owe Factor. If an Event of Default has occurred and is continuing, or, in the event Seller shall cease selling Accounts to Factor, Factor shall not pay the amount in the Required Reserve until all Accounts listed on all Schedules of Accounts have been collected or Factor has determined, in its sole discretion, that it will make no further efforts to collect any Accounts and all sums due Factor hereunder have been paid.

                (d) In Factor's sole discretion, in accordance with the terms of this Agreement. Factor may from time to time advance to Seller against the Purchase Price of Purchased Accounts purchased by Factor hereunder, sums up to eighty percent (80%) of the aggregate Purchase Price of Purchased Accounts outstanding at the time any such advance is made, less: (1) Any such Purchased Accounts that are in dispute; (2) any such Purchased Accounts that are not credit approved; and (3) any fees, actual or estimated, that are chargeable to the Reserve. Any advance shall be payable on demand and shall bear interest at the rate set forth in subparagraph (e) below from the date such advance is made until the date Factor would otherwise be obligated hereunder to pay the Purchase Price of the Purchased Accounts) against which such advance was made.

                (e) For Factor's services hereunder, Seller shall pay and Factor shall be entitled to receive a factoring commission equal to 0.00133 of the Purchased Account (0.133%) a day which sum shall commence on the day following the date of funding and shall continue to accrue until the date payment is received (assuming payment is received by Factor at its offices prior to 2:00 PM local time). Should payment be received by Factor at its offices after 2:00 PM local time, then for purposes of Factor's commission (and
Reserve availability) payment shall be recognized on the business day next to occur. Factoring commissions shall be chargeable to Seller's Required Reserve. The minimum factoring commission on each invoice or credit memo shall be the greater of 15 days of fee as defined herein, or Ten Dollars ($10.00).

                (f) It is the intention of the parties hereto that the transactions contemplated hereby shall constitute a true purchase and sale of Account(s) under the Uniform Commercial Code as in effect in the State of New York.

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        4.      TRANSFER.  Upon Factor's acceptance of each Purchased Account,
Factor shall be the sole owner and holder of such Purchased Account. Seller hereby sells, transfers, conveys and assigns to Factor all of its right, title and interest in and to each Purchased Account effective at the time of acceptance thereof by Factor. Seller agrees to execute and deliver to each Account Debtor obligated under an Account and/or a Purchased Account such written notice of sale of the Purchased Account as Factor may request.

        5. ACCOUNTING INFORMATION. Factor will provide Seller with information on the Purchased Accounts and a monthly reconciliation of the factoring relationship relating to billing, collection and account maintenance such as aging, posting, error resolution and mailing of statements. All of the foregoing shall be in a format and in such detail, as Factor, in its sole discretion, deems appropriate. Factor's books and records shall be admissible in evidence without objection as prime facie evidence of the status of the Purchased and non-purchased Accounts and Required Reserve between Factor and Seller. Each statement, report, or accounting rendered or issued by Factor to Seller shall be deemed conclusively accurate and binding on Seller unless within fifteen (15) days after the date of issuance Seller notifies Factor to the contrary by registered or certified mail, setting forth with specificity the reasons why Seller believes such statement, report, or accounting is inaccurate, as well as what Seller believes to be correct amount(s) therefore. Seller's failure to receive any monthly statement shall not relieve it of the responsibility to request such statement and Seller's failure to do so shall nonetheless bind Seller to whatever Factor's records would have reported.

        6. SELLER'S REPRESENTATIONS AND COVENANTS. Seller, as well as each of Seller's principals, represent, warrant and covenant to Factor that:

                (a) Seller is a registered organization such that it is an organization organized solely under the law of a single state and as to which the state must maintain a public record showing the organization to have been organized; that Seller is duly organized, validly existing and in good standing under the laws of the state of its incorporation and has duly filed any requisite Articles or Certificate and is qualified and authorized to do business and is in good standing in all states in which such qualification and good standing are necessary or desirable. The execution, delivery and performance by Seller of this Agreement do not and will not constitute a violation of any applicable law, violation of Seller's articles of incorporation or bylaws or any material breach of any other document, agreement or instrument to which Seller is a party or by which Seller is bound. The Agreement is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms.

                (b) Immediately prior to the execution and at the time of delivery of each Schedule of Account. Seller is the sole owner and holder of each of the Accounts described thereon and that upon Factor's acceptance of each Purchased Account; it shall become the sole owner and holder of such Purchased Account(s).

                (c) No Account shall be subject to any lien, encumbrance, security interest or other claim of any kind or nature. Seller will not factor, sell, transfer, pledge or give a security interest in any of its Accounts to anyone other than Factor. There are no financing statements now on file in any public office covering any Collateral of Seller of any kind, real or personal, in which Seller is named in or has signed as the debtor, except the financing statement or statements filed or to be filed in respect of this Agreement or those statements now on file that have been disclosed in writing by Seller to Factor as reflected on a Schedule attached hereto. Seller will not execute any financing statement in favor of any other Person, except Factor, during the Term of this agreement.

                (d) The amount of each Account is due and owing to Seller and represents an accurate statement of a bona fide sale, delivery and acceptance of goods or performance of service by Seller to or for an Account Debtor. The terms for payment of Purchased Accounts are thirty (30) days from date of invoice and the payment of such Purchased Accounts is not contingent upon the fulfillment by Seller of any further performance of any nature whatsoever. Each Account Debtor's business is solvent to the best of Seller's knowledge.

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                (e)     To the best of Seller's knowledge, there are and shall
be no set-offs, allowances, discounts, deductions, counterclaims, or disputes with respect to any Purchased Account, either at the time it is accepted by Factor or prior to the date it is to be paid. Seller agrees to inform Factor in writing immediately upon learning that there exists any Account, which is subject to a Dispute. Seller shall accept no returns and shall grant no allowance or credit to any Account Debtor without notice to and the prior written approval of Factor. Seller shall provide to Factor for each Account Debtor who is indebted on an Account that has been purchased, immediate written notification in a form and substance satisfactory to Factor itemizing all such returns and allowances made with respect to such Accounts and at Factor's option a check (or wire transfer) payable to Factor for the amount thereof or in Factor's sole and exclusive discretion. Factor may accept the issuance of a Credit Memo and apply same to Seller's Required Reserve.

                (f) The address set forth in the salutary paragraph of this Agreement is Seller's mailing address, its chief executive office, principal place of business and the office where all of the books and records concerning the Purchased Accounts are maintained which shall not be changed without giving thirty (30) days prior written notice to Factor.

                (g) Seller shall maintain its books and records in accordance with GAAP and shall reflect on its books the absolute sale of the Purchased Accounts to Factor. Seller shall furnish Factor, upon request, such information and statements, as Factor shall request from time to lime regarding Seller's business affairs, financial condition and results of its operations. Without limiting the generality of the foregoing, Seller shall provide Factor, within ninety (90) days after the end of each of Seller's fiscal years, annual financial statements and such certificates relating to the foregoing as Factor may request including, without limitation, a monthly certificate from the president and chief financial officer of Seller stating whether any Events of Default have occurred and stating in detail the nature of the Events of Default. Seller will furnish to Factor upon request a current listing of all open and unpaid accounts payable and Accounts, and such other items of information that Factor may deem necessary or appropriate from time to time. Unless otherwise expressly provided herein or unless Factor otherwise consents, all financial statements and reports furnished to Factor hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP, consistently applied.

                (h) Seller has paid and will pay all taxes and governmental charges imposed with respect to sale of goods and furnish to Factor upon request satisfactory proof of payment and compliance with all federal, state and local tax requirements.

                (i) Seller will promptly notify Factor of (i) the filing of any lawsuit against Seller involving amounts greater than $10,000.00, and (ii) any attachment or any other legal process levied against Seller.

                (j) The Application made or delivered by or on behalf of Seller in connection with this Agreement, and the statements made therein are true and correct at the time that this Agreement is executed. There is no fact which Seller has not disclosed to Factor in writing which could materially adversely affect the properties, business or financial condition of Seller, or any of the Purchased Accounts or Collateral, or which is necessary to disclose in order to keep the foregoing representations and warranties from being misleading.

                (k) Funds paid to Seller under this Agreement shall be exclusively used for business related purposes of Seller. In no event shall the funds paid to Seller hereunder be used directly or indirectly for personal, family, household or agricultural purposes.

                (l) Seller does business under no trade or assumed names except as indicated below:

                       Alternative Construction Technology

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

                (m) Any invoice or written communication that is issued by Seller to Factor in any form of transmission including email, facsimile transmission or otherwise is a duplicate of the original.

                (n) Any electronic communication of data, whether by e-mail, tape, disk, or otherwise, Seller remits or causes to be remitted to Factor shall be authentic and genuine.

        7. NOTICE OF PURCHASE. Seller shall execute and deliver to Factor and/or file at such times and places as Factor may designate such financing statements, continuations and amendments thereto as are necessary or desirable to give notice of Factor's purchase of the Purchased Accounts under the Uniform Commercial Code in effect in any applicable jurisdiction and Factor's security interest in Seller's Collateral as provided in paragraph 8 below.

        Seller hereby grants to Factor the irrevocable authority to notify, orally end in writing, any of Seller's secured or unsecured creditors (including all trade creditors), any banking Institution with which factor believes Seller does have or may have established a relationship, of, inter alia, Seller's default, or of factor's sole right to the possession of its collateral and all proceeds, and to demand turnover of same, and Factor will be held harmless from any claims or damages of any kind that might arise for having done so.

        8. COLLATERAL. In order to secure the payment of all indebtedness and obligations of Seller to Factor, whether presently existing or hereafter arising, Seller hereby grants to Factor a security interest in and lien upon all of Seller's right, title and interest in and to all of Seller's Collateral. Seller agrees to comply with all appropriate laws in order to perfect Factor's security interest in and to the Collateral, to execute any financing statements, continuations thereof, amendments thereto or additional documents as Factor may require. The occurrence of any Event of Default shall entitle Factor to all of the default rights and remedies (without limiting the other rights and remedies exercisable by Factor either prior or subsequent to an Event of Default) including those available to a secured party under the Uniform Commercial Code in effect in any applicable jurisdiction.

        9.      COLLECTION.

                (a) Seller shall notify all Account Debtors and take other necessary or appropriate means to insure that all of Seller's Account(s), whether or not purchased by Factor, shall be paid directly to Factor at the remittance address set forth below. Factor shall have the right at any time, either before or after the occurrence of an Event of Default and without notice to Seller, to notify any or all Account Debtors of the assignment to Factor and to direct such Account Debtors to make payment of all amounts due or to become due to Seller directly to Factor.

                (b) Factor, as the sole and absolute owner of the Purchased Accounts, shall have the sole and exclusive power and authority to collect each such Purchased Account, through legal action or otherwise, and Factor may, in its sole discretion, settle, compromise, or assign (in whole or in part) any of such Purchased Accounts, or otherwise exercise, to the maximum extent permitted by applicable law, any other right now existing or hereafter arising with respect to any of such Purchased Accounts. If Seller receives payment of all or any portion of any of such Purchased Accounts or any other Account, Seller shall notify Factor immediately and shall hold all checks and other instruments so received in trust for Factor and shall deliver to Factor such checks and other instruments without delay.

        10. PAYMENTS RECEIVED BY SELLER. Should Seller receive payment of all or any portion of any Purchased Account, Seller shall immediately notify Factor of the receipt of the payment, hold said payment in trust for Factor separate and apart from Seller's own property and funds, and shall deliver said payment to Factor without delay in the identical form in which received. Should Seller receive any check or other payment instrument with respect to a Purchased Account or after default any Account and fail to surrender and deliver to Factor said check or payment instrument within two (2) business days, Factor shall be entitled to charge Seller a Misdirected Payment Fee to compensate Factor for the additional administrative expenses that the parties acknowledge is likely to be incurred as a result of such breach. In the event any goods, the sale of which gave rise to a Purchased Account, are returned to or repossessed by Seller, such goods shall be held by Seller in trust for Factor, separate and apart from Seller's own property and subject to Factor's sole direction and control.

        11. POWER OF ATTORNEY. Seller grants to Factor an irrevocable power of attorney authorizing and permitting Factor, at its option, with or without notice to Seller to do any or all of the following: (a) Endorse the name of seller on any checks or other evidences of payment whatsoever that may come into the possession of Factor regarding Purchased Accounts or Collateral, including checks received by Factor pursuant to paragraph 9 hereof; (b) Receive, open and dispose of any mail addressed to Seller and put Factor's address on any statements mailed to Account Debtors; (c) Pay, settle, compromise, prosecute or defend any action, claim, conditional waiver and release, or proceeding relating to any Accounts or Collateral; (d) Upon the occurrence of an Event of Default, notify in the name of the Seller, the U.S. Post Office to change the address for delivery of mail addressed to seller to such address as Factor may designate, however, Factor shall turn over to Seller all such mail not relating to the Accounts or Collateral; (e) Execute and file on behalf of Seller any financing statement deemed necessary or appropriate by Factor to protect Factor's interest in and to the Accounts or Collateral, or under any provision of this Agreement; and (f) To do all other things necessary and proper in order to carry out this Agreement. The authority granted to Factor herein is irrevocable until this Agreement is terminated and all Obligations are fully satisfied.

        12. DEFAULT AND REMEDIES. An Event of Default shall be deemed to have occurred hereunder and Factor may immediately exercise its rights and remedies with respect to the Purchased Accounts and the Collateral under this Agreement, upon the happening of one or more of the following: (a) Seller shall fail to pay as and when due any amount owed to Factor; (b) There shall be commenced by or against Seller any voluntary or involuntary case under the Federal Bankruptcy Code, or any assignment for the benefit of creditors, or appointment of a receiver or custodian; (c) Seller shall become insolvent in that its debts are greater than the fair value of its assets, or Seller is generally not paying its debts as they become due; (d) Any involuntary lien, garnishment, attachment or the like shall be issued against or shall attach to the Purchased Accounts, the Collateral or any portion thereof and the same is not released within ten (10) days; (e) Seller suffers the entry against it for a final judgment for the payment of money in excess of $10,000.00, unless the same is discharged within thirty (30) days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such periods and a stay of execution pending such appeal is obtained; (f) Seller shall breach any covenant, warranty or representation set forth herein or same shall be untrue when made; (g) Any report, certificate, schedule, financial statement, profit and loss statement or other statement furnished by Seller, or by any other person on behalf of Seller, to Factor is not true and correct in any material respect; (h) Seller shall have a federal or state tax lien filed against any of its properties, or shall fail to pay any federal or state tax when due, or shall fail to file any federal or state tax form as and when due; or (i) A material adverse change shall have occurred in Seller's financial conditions, business or operations. Upon an Event of Default, all obligations due Factor shall become immediately due and owing and Factor shall be entitled to equitable relief without having to establish no adequate remedy at law or other grounds except that its collateral is subject to being dissipated or is otherwise not being made available to Factor. In the event Factor deems it necessary to seek equitable relief, including, but not limited to, injunctive or receivership remedies, as a result of an Event of Default, Seller waives any requirement that Factor post or otherwise obtain or procure any bond. Alternatively, in the event Factor, in its sole and exclusive discretion, desires to procure and post a bond. Factor may procure and file with the court a bond in an amount up to and not greater than $10,000.00 notwithstanding any common or statutory law requirement to the contrary. Upon Factor's posting of such bond it shall be entitled to all benefits as if such bond was posted in compliance with state law. Seller also waives any right it may be entitled to, including an award of attorney's fees or costs, in the event any equitable relief sought by and awarded to Factor is thereafter, for whatever reason(s), vacated, dissolved or reversed. All post-judgment interest shall bear interest at either the contract rate, 18% per annum or such higher rate as may be allowed by law.

        13. CUMULATIVE RIGHTS; WAIVERS. All rights, remedies and powers granted to Factor in this Agreement, or in any other instrument or agreement given to Seller to Factor or otherwise available to

Factor in equity or at law, are cumulative and may be exercised singularly or concurrently with such other rights as Factor may have. These rights may be exercised from time to time as to all or any part of the Accounts purchased hereunder or the Collateral as Factor in its discretion may determine. In the event that any part of this transaction between Seller and Factor is construed to be a loan from Factor to Seller. any advances or payments made as the Purchase Price for all Purchased Accounts shall be secured by the Purchased Accounts and the Collateral and Factor shall have all rights and remedies available to Factor in addition to its rights and remedies hereunder. Factor may not be held to have waived its rights and remedies unless the waiver is in writing and signed by Factor. A waiver by Factor of a right, remedy or default under this Agreement on one occasion is not a waiver of any right, remedy or default on any subsequent occasion.

        14. NOTICES. Any notice or communication with respect to this Agreement shall be given in writing, sent by (i) personal delivery, or (ii) expedited delivery service with proof of delivery, or (iii) United States mail, postage prepaid, registered or certified mail, or (iv) prepaid telegram, telex or telecopy, addressed to each party hereto at its address set forth below or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall he deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, telex or telecopy, upon receipt.

        15. RIGHT OF FIRST OFFER. Seller hereby agrees that in the event Seller receives a New Factoring Proposal, Seller will (i) advise Factor in writing of the identity of the offeror of the New Factoring Proposal and the complete terms of the New Factoring Proposal, and (ii) if Factor elects, in its sole discretion, to offer to modify this Agreement to contain the same terms as the New Factoring Proposal, accept Factor's Factoring Proposal,

        16. ATTORNEY'S FEES AND EXPENSES. Seller agrees to reimburse Factor upon demand for all reasonable attorney's fees, court costs and other expenses incurred by Factor in preparation, negotiation and enforcement of this Agreement and protecting or enforcing its interest in the Accounts or the Collateral, in collecting the Accounts or the Collateral, or in the representation of Factor in connection with any bankruptcy case or insolvency proceeding involving Seller, the Collateral, any Account Debtor or any Accounts. Seller hereby authorizes Factor, at Factor's sole discretion, to deduct such fees, costs and expenses from the Required Reserve or may make demand therefore. Notwithstanding the existence of any law, statute or rule, in any jurisdiction which may provide Seller with a right to attorney's fees or costs, Seller hereby waives any and all rights to hereafter sock attorney's fees or costs hereunder and Seller agrees that Factor exclusively shall he entitled to indemnification and recovery of any and all attorney's fees or costs in respect to any litigation based hereon, arising out of, or related hereto, whether under, or in connection with, this and/or any agreement executed in conjunction herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of either party.

        17. INDEMNITY. Seller hereby indemnifies and agrees to hold harmless and defend Factor from and against any and all claims, judgments, liabilities, fees and expenses (including attorney's fees) which may be imposed upon, threatened or asserted against Factor at any time and from time to time in any way connected with this Agreement or the Collateral. The foregoing indemnification shall apply whether or not such indemnified claims are in any way or to any extent owed, in whole or in part, under any claim or theory of strict liability, or are caused, in whole or in part, by any negligent act or omission of Factor.

        18      SEVERABILITY. Each and every provision, condition, covenant and representation contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of the Agreement shall not be affected thereby.

        19. PARTIES IN INTEREST. All grants, covenants and agreements contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Seller may not delegate or assign any of its duties or obligations under this Agreement without the prior written consent of Factor. Factor reserves the right to assign its rights and obligations under this agreement in whole or in part to any person or entity.

        20. GOVERNING LAW: SUBMISSION TO PROCESS AND VENUE. This agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the internal laws of the State of New York, without reference to the rules thereof relating to conflicts of law. Seller hereby irrevocably submits itself to the exclusive jurisdiction of the state and federal courts located in New York, and agrees and consents that service of process may be made upon it in any legal proceeding relating to this agreement, the purchase of Accounts or any other relationship between Factor and Seller by any means allowed under state or federal law. Any legal proceeding arising out of or in any way related to this Agreement, the purchase of Accounts or any other relationship between Factor and Seller shall be brought and litigated in any the state or federal courts located in the State of New York in any county in which Factor has a business location, the selection of which shall be in the exclusive discretion of Factor. Seller hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, that any such proceeding, is brought in any inconvenient forum or that the venue thereof is improper.

        21. COMPLETE AGREEMENT. This Agreement, the written documents executed pursuant to this Agreement, if any, and the acknowledgment delivered in connection herewith set forth the entire understanding and agreement of the parties hereto with respect to the transactions contemplated herein and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by the party against whom it is sought to be enforced.

        22.     MISCELLANEOUS.

                (a) Seller acknowledges that there is no, and it will not seek or attempt to establish any, fiduciary relationship between Factor and Seller, and Seller waives any right to assert, now or in the future, the existence or creation of any fiduciary relationship between Factor and Seller in any action or proceeding (whether by way of claim, counterclaim, cross claim or otherwise) for damages.

                (b) This Agreement shall be deemed to be one of financial accommodation and not assumable by any debtor, trustee or debtor-in-possession in any bankruptcy proceeding without Factor's express written consent and may be suspended in the event a petition in bankruptcy is filed by or against Seller.

                (c) In the event Seller's principals, officers or directors form a new entity, whether corporate, partnership, limited liability company or otherwise, similar to that of Seller prior to the termination of this Agreement, such entity shall be deemed to have expressly assumed the obligations due Factor by Seller under this Agreement. Upon the formation of any such entity. Factor shall be deemed to have been granted an irrevocable power of attorney with authority to execute, on behalf of the newly formed successor business, a new UCC-1 or UCC-3 financing statement and have it filed with the appropriate secretary of state or UCC filing office. Factor shall be held-harmless and be relieved of any liability statement or the resulting perfection of a lien in any of the successor entity's assets. In addition, Factor shall have the right to notify the successor entity's account debtors of Factor's lien rights, its right to collect all Accounts, and to notify any new Factor or lender who has sought to procure a competing lien of Factor's right is in such successor entity's assets.

                (d) Seller expressly authorizes Factor to access the systems of and/or communicate with any shipping or trucking company in order to obtain or verify tracking, shipment or delivery status of any goods regarding any Account.

                (e) Each of Seller's principal(s) acknowledge that the duty to accurately complete each Schedule of Accounts is critical to this Agreement and as such all obligations with respect thereto are non-delegable. Each of Seller's principal(s) acknowledge that he/she shall remain fully responsible for the accuracy of each Schedule of Accounts delivered to Factor regardless of who is delegated the responsibility to prepare and/or complete such Schedule of Accounts.

                (f) Seller agrees to execute any and all forms (i.e. Forms 8821 and/or 2848) that Factor may require in order to enable Factor to obtain and receive tax information issued by the Department of the Treasury, Internal Revenue Service, or receive refund checks.

                (g) Seller will cooperate with Factor in obtaining a control agreement in form and substance satisfactory to Factor with respect to Collateral consisting of: Deposit Accounts; Investment Property;
Letter-of-credit rights; and Electronic chattel paper.

                (h) In recognition of the Factor's right to have its attorneys' fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller. Factor shall not be required to record any terminations or satisfactions of any of Factor's liens on the Collateral unless and until Seller has executed and delivered to Factor a general release in a form reasonably satisfactory to Factor. SELLER UNDERSTANDS THAT THIS PROVISION CONSTITUTES A WAIVER OF ITS RIGHTS UNDER SECTION 9-404 OF THE UCC OR SECTION 9-513 OF THE REVISED UCC. Seller acknowledges that Factor and only Factor shall have the authority to file a termination statement with regard to this or any other transaction between Seller and Factor and that such filing by anyone other than Factor shall be deemed wrongful, unauthorized and criminally negligent. Seller agrees that it may not seek and hereby waives any right to seek any damages against Factor for Factor's failure or refusal to file a UCC termination statement upon the request of Seller, so long as factor has a subjective good faith belief that Seller has, as of the date that such request to file a termination statement is made or at any time thereafter, failed to satisfy all Obligations.

                (i) If after receipt of any payment or proceeds of Collateral applied to the payment of any of obligation. Factor becomes subjected to an Avoidance Claim or is required to surrender or return such payment or proceeds to any person as a result of an Avoidance Claim, then the obligation intended to be satisfied by such payment or application of such proceeds shall be deemed immediately reinstated and continue in full force and effect as if such payment or proceeds had not been received by Factor. This Section shall remain effective notwithstanding any contrary action which may be taken by Factor in reliance upon such payment or proceeds and shall survive the termination of this Agreement.

                (j) Factor has no obligation to marshal any assets in favor of Seller.

        23. WAIVER OF JURY TRIAL, PUNITIVE AND CONSEQUENTIAL DAMAGES, ETC. SELLER AND FACTOR HEREBY (A) IRREVOCABLY WAIVE ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR ASSOCIATED HEREWITH; (B) SELLER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) AND SELLER CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS; AND (D) SELLER ACKNOWLEDGES THAT FACTOR HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, IN PART, AS A RESULT OF THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH.

        24. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all signatures were upon the same instrument. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement, and any party delivering such an executed counterpart of the signature page to this Agreement by facsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Agreement to such other party, provided that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Agreement.

        In Witness Whereof, the parties have set their hands and seals on the day and year first hereinabove written.

                                          THE HAMILTON GROUP, (DELAWARE), INC.,
                                          a Delaware Corporation

          [ILLEGIBLE]
--------------------------------
Witness
                                          By:    /s/ Michael J. Howe
                                                 -------------------------------
                                          Name:  Michael J. Howe
                                          Title: Principal

                                          ALTERNATIVE CONSTRUCTION COMPANY, INC.
                                          a Florida Corporation

          [ILLEGIBLE]
--------------------------------
Witness
                                          By:    /s/ Michael Hawkins
                                                 -------------------------------
                                          Name:  Michael Hawkins
                                          Title: President
STATE OF Florida  )
COUNTY OF Brevard )

        I HEREBY CERTIFY that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgements; Michael Hawkins, as President of Alternative Construction Company, Inc., a Florida Corporation ( ) who has produced the following identification:
___________________ or (X) who is personally known to me, and who acknowledged before me that he executed the same for the purposes therein expressed, as the free act and deed of said corporation.

        WITNESS my hand and official seal in the County and State last aforesaid on this 7th day of April, 2005.

                                                 /s/ Deborah Echevarria
                                                 -------------------------------
                                                 Notary Public, State of Florida
                                                 My Commission Expires:

                                                      Deborah Echevarria
                                            [SEAL]    Commission #DD192026
                                                      Expires: Mar 10, 2007
                                                           Bonded Thru
                                                      Atlantic Bonding Co., Inc.

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